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                                                                    EXHIBIT 4.16

                               VALUE HEALTH, INC.


                                AMENDMENT NO. 1

                                       TO

                          EMPLOYEE STOCK PURCHASE PLAN


  1. The second paragraph of Article 3 is hereby deleted in its entirety and replaced with the following:

        "For purposes of this Article 3, the term "employee" shall include any person who is an employee of the Company or any of its participating subsidiaries."

  2. All other provisions of the Employee Stock Purchase Plan remain in full force and effect.